UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2013

____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) 2013 Bonus Metrics and Weightings
On February 6, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Vonage Holdings Corp. (the “Company”) (with the Board approving metrics for Mr. Lefar upon recommendation of the Committee on February 7, 2013) unanimously approved metrics and weightings with respect to annual bonuses for 2013 that will be payable, if and to the extent earned, in 2014. The purpose of the Company's annual bonuses is (i) to promote the interests of the Company and its stockholders by incentivizing employees to achieve specified business objectives and (ii) to enable the Company to attract and retain skilled employees by providing attractive compensation opportunities linked to performance results.
When determining the annual bonuses of the Company's executive officers and other bonus-eligible employees, the Committee (and the Board, with respect to our CEO) will take into account achievement of objective performance criteria as described below. The Committee may also consider discretionary factors relating to the executive's individual performance. The measures and weighting of those measures initially approved for 2013, are as follows:

Metrics	Weighting
Core Business Service Revenue (1)	35% of target bonus; 30% for certain executives described below
Growth Service Revenue (2)	10% of target bonus
Adjusted EBITDA (3)	35% of target bonus; 30% for certain executives described below
Churn (4)	20% of target bonus; 15% for certain executives described below
(1) Core Business Service Revenue includes: Core United States and Canada business.
(2) Growth Service Revenue includes: Mobile and International business and opportunities.
(3) Adjusted EBITDA is GAAP income (loss) from operations excluding certain items including depreciation and amortization and share-based expense.
(4) Churn relates to the average monthly percentage of customers that terminate service in our core business. The Company calculates churn by dividing the number of customers that terminate during the year by the simple average number of customers during the year, and dividing the result by twelve. The simple average number of customers is the number of customers on the first day of the year plus the number of customers on the last day of the year, divided by two.
For each metric, there is a target level of performance that would result in a payment equal to 100% of the weighted target bonus for the metric, a minimum level of performance that would result in a payment equal to 50% of the weighted target bonus for the metric, and an outstanding level of performance that would result in a payment equal to 175% of the weighted target bonus for the metric. Reflecting the Company's focus on growing revenues, no payments above 85% of the target bonus will be made unless the target level of performance under the Core Business Service Revenue metric is met. If the target levels of performance for all four metrics are met, the payments would equal 130% of the weighted target bonus for each metric with additional payments up to a maximum of 175% for each metric in proportion to the amount by which the Company's performance for the metric exceeds the target level of performance compared to the outstanding level of performance. In the event that outstanding levels of performance are attained for all four metrics, the payment will equal 225% of an individual's target bonus.
With respect to officers and bonus-eligible employees in certain functional groups, 15% of the target bonus will be based upon an additional metric specific to the function. The additional metrics are as follows:

•	Vonage Mobile - Revenue and EBITDA. Each metric, as measured for Vonage Mobile performance only, represents 7.5% of the target bonus, and is measured independently.

•	International Markets - Revenue and EBITDA. Each metric, as measured for International Markets performance only, represents 7.5% of the target bonus, and is measured independently.

•	Marketing - Marketing Efficiency. This metric reflects the ratio between marketing controlled costs and annualized revenue from new accounts.

•
Network Operations, Development and Information Technology - Enterprise System Availability and Call Processing Availability. These metrics measure the percentage of time during the year that enterprise systems and call processing systems are available. Performance is blended into a single metric, representing 15% of target bonus.

•
Carrier Operations - Cost of telephony services per line (“COTS”). COTS is a blend of per-minute termination rates, including domestic and international calls, plus a component for non-termination COTS costs.

For Mr. Lefar, 15% of his target bonus will be based upon an equal weighting of the additional metrics specified above.
Notwithstanding the foregoing, the Committee retains the discretion to adjust the amount of any bonus to be paid, regardless of whether or the extent to which any of the objective criteria are achieved, to change the metrics and weightings, and to add additional metrics specific to functions.
Additional information with respect to the compensation arrangements for the Company's executive officers, including salary increases, annual bonus awards, and equity grants will be set forth in the Company's Proxy Statement for its 2013 Annual Meeting of Stockholders.
Payouts Pursuant to 2012 Bonus Metrics and Weightings
On February 6, 2013, the Compensation Committee approved the payouts for all eligible employees, including our named executive officers, with respect to our 2012 Bonus Metrics and Weightings. The Company's bonus program allows for the use of discretion by the Compensation Committee to award lower or higher payout levels than the pre-established metrics and weightings would provide when determining actual payouts. In determining payouts under the 2012 Bonus Metrics and Weightings, the Compensation Committee considered a broad range of results during 2012, including major milestones and achievements, the stability of core business despite competitive pressures, and progress on growth initiatives. In light of these factors, the Compensation Committee exercised its discretion to increase the payouts under the 2012 Bonus Metrics and Weightings from approximately 50% to 70% of target for all eligible employees, including our named executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: February 11, 2013	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer